Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Adam C. Derbyshire Vice President and Chief Financial Officer 919-862-1000	Mike Freeman Director, Investor Relations and Corporate Communications 919-862-1000

SALIX PHARMACEUTICALS TO PRESENT AT THOMAS

WEISEL PARTNERS HEALTHCARE CONFERENCE

RALEIGH, NC, August 28, 2003—Salix Pharmaceuticals, Ltd. (Nasdaq:SLXP) today announced that the Company will present at the Thomas Weisel Partners annual healthcare conference – Healthcare Tailwinds 2003 – in Boston, MA on Thursday, September 4 at 2:40 p.m. ET.

Interested parties can access a live audio web cast of the presentation at http://www.salix.com. A replay of the presentation will be available beginning at 5:00 p.m. ET, Thursday, September 4, and will be available through Wednesday, September 10.

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, North Carolina, develops and markets prescription pharmaceutical products for the treatment of gastrointestinal diseases. Salix’s strategy is to in-license late-stage or marketed proprietary therapeutic drugs, complete any required development and regulatory submission of these products, and market them through the Company’s 84-member gastroenterology specialty sales and marketing team. Salix trades on the Nasdaq National Market under the ticker symbol “SLXP.”

For more information please contact the Company at 919-862-1000 or visit our web site at www.salix.com. Information on our web site is not incorporated in our SEC filings.